UNIT PURCHASE AGREEMENT

          This Unit Purchase Agreement (the "Agreement") is made and entered into as of March 20, 1998 by and among Vanguard Airlines, Inc., a Delaware corporation (the "Company"), and those parties listed on the signature page hereof as "Investors" (who are referred to individually as an "Investor" and collectively as the "Investors").

          In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.   Sale of Units; Closing; Delivery.

     a. Purchase and Sale of Units. Subject to the terms and conditions hereof, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, at the Closing (as defined below) the number of Units set forth opposite each Investor's name on Exhibit_A at a purchase price per Unit (the "Unit Purchase Price") equal to $10.00 up to an aggregate of 450,000 Units. A "Unit" shall be composed of one share (a "Share") of Series A Preferred Stock, $0.001 par value, of the Company (the "Preferred Stock"), and a warrant in the form attached hereto as Exhibit B (a "Warrant") to purchase forty (40) shares of Common Stock, $0.001 par value (the "Warrant Shares"). The exercise price of the Warrant shall be $0.55 per Warrant Share. The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached hereto as Exhibit C (the "Certificate of Designation").

     b. Closing. The closing of the purchase and sale of the Units shall take place at 2:00 p.m. on March_20, 1998, or at such other date and time as the Investors and the Company shall mutually agree upon (which date and time are designated as the "First Closing"). The date of the First Closing is hereinafter referred to as the "First Closing Date."

     c. Subsequent Sale of Units. Subject to the terms and conditions of this Agreement, the Company may sell any Units not purchased at the First Closing in one or more subsequent closings (the "Subsequent Closings") at a price not less than $10.00 per Unit, provided the agreement for sale is executed not later than ninety
          (90) days from the date hereof. If the Company intends to sell any Units in Subsequent Closings it shall first offer the Investors the right to purchase their pro-rata share of any such Units to be offered. An Investor's pro-rata share shall be equal to the number of Units being offered multiplied by a fraction the numerator of which is the number of Units held by the Investor and the denominator of which is the number of Units held by all Investors. If the Investors elect to purchase less than all of the additional Units being offered, the Company shall have the right to offer such remaining Units to any other purchasers it selects.
          Any such purchaser shall become a party this Agreement and that certain Registration Rights Agreement dated the date hereof, by and among the Company, the Investors and the other parties named therein. The
          First Closing and the Subsequent Closings are each referred to individually as a Closing and collectively as the Closings.

     d. Delivery. Subject to the terms and conditions of this Agreement, at a Closing, the Company shall deliver to each Investor (i) a stock certificate representing the Shares included in the Units to be purchased by such Investor and (ii) a Warrant reflecting the number of Units to be purchased against payment of the purchase price therefor by cancellation of indebtedness, a check payable to the order of the Company, or by wire transfer of immediately available funds to the bank
          account of the Company.   In the event that payment by
          an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit_D (the "Schedule of Exceptions"), with any disclosure thereon being deemed disclosure for all purposes and all relevant subsections hereof, which exceptions will be deemed to be representations and warranties as if made hereunder:

     a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where failure to do so would not have a material adverse effect on the operations or financial condition of the Company.

     b. Requisite Power and Authorization. Subject to receipt of stockholder approval to increase the Company's share capital as provided in Section 5(a)(i) below (the "Stockholder Approval") and the filing of an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") to effect such increase, the Company will have all necessary corporate power and authority under the laws of the State of Delaware and all other applicable provisions of law to execute and deliver this Agreement, to issue the Shares, the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), the Warrants and the Warrant Shares and to carry out the provisions of this Agreement and the Warrants. All corporate action on the part of the Company required for the lawful execution and delivery of this Agreement, and issuance and delivery of the Shares, the Conversion Shares, the Warrants and the Warrant Shares has been duly and effectively taken, subject to receipt of the

          Stockholder Approval and the filing of the Amendment. Upon execution and delivery, this Agreement and the Warrants constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies. The Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, and the Conversion Shares when issued in accordance with the Restated Certificate, will, upon receipt of the Stockholder Approval and the filing of the Amendment, be duly authorized and validly issued, fully paid, non-assessable, and issued in compliance with federal securities laws and the securities laws of the State of California. No stockholder of the Company or other person has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to the Shares, the Conversion Shares, the Warrants or the Warrant Shares. The Company has reserved, subject to receipt of the Stockholder Approval and the filing of the Amendment, such number of shares of its Common Stock necessary for issuance of the Warrant Shares and the Conversion Shares.

     c. Consents. No consent, approval, authorization or order of any court, governmental agency or third party is required for the execution and delivery by the Company of this Agreement or the performance by the Company of any of its obligations hereunder (including issuance of the Shares and the Warrant Shares) and under the Restated Certificate other than the Stockholder Approval.

     d. SEC Documents. The Company has timely filed all documents that the Company was required to file with the Securities and Exchange Commission (the "SEC") under Sections_13 or 14(a) of the Securities Exchange
          Act of 1934, as amended (the "Exchange Act"), since
          December 31_, 1996 (collectively, the "SEC Documents").
          As of their respective filing dates, or such later date on which such reports were amended, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "1933 Act"), as applicable. No SEC
          Documents as of their respective dates, or such later date on which such reports were amended, or press release, containing information material to the business as a whole, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial
          Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial
          Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     e. Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value, 600,000 of which have been designated Series A Preferred Stock. As of January 31, 1998, there were 45,683,045 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for (A) the conversion privileges of the Preferred Stock to be issued under this Agreement, (B) 20,430,044 shares of Common Stock issuable upon exercise of the Warrants and exercise of the Company's outstanding warrants, (C) 8,239,227 shares of Common Stock issuable upon exercise of stock options granted to employees, consultants, officers or directors of the Company and (D) ___________ shares issuable upon conversion of the convertible promissory notes (the "New Notes") being issued pursuant to the Note Exchange Agreement of even date herewith (the "Note Exchange Agreement"), the Company has no outstanding securities convertible into or exchangeable for Common Stock and no contracts, rights, options or warrants to purchase or otherwise acquire Common Stock or securities convertible into or exchangeable for Common Stock. Since January 31, 1998 the Company has not issued any shares of capital stock or any options, warrants or other rights with respect thereto except for shares issued upon exercise of options, warrants or rights, all as set forth on the Schedule of Exceptions.

     f. Compliance with Other Agreements. Subject to receipt of the Stockholder Approval and the filing of the Amendment, neither the execution and delivery of, nor the consummation of any transaction or execution of any instrument contemplated by, this Agreement, nor the issuance of the Shares, the Warrants and the Warrant Shares, has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Company's Bylaws, Restated Certificate, or contracts with third parties, state or federal laws, rules or regulations, writs, orders or judgments or decrees which are applicable to the Company or its properties.

     g. No Material Adverse Change. Since the date of the Company's most recent quarterly report on Form 10-Q or most recent periodic report on Form 8-K filed with the SEC, there has not been:

          i. any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes resulting from ongoing operating losses during such period;

          ii. any material change, except in the ordinary course of business, in the contingent obligations of the Company whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

          iii. any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company; or

          iv. any declaration or payment of any dividend or other distribution of the assets of the Company.

     h. Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially adversely affect the execution by the Company of, or the performance by the Company of its obligations under, this Agreement.

     i. Registration Rights. Except as set forth in the Registration Rights Agreement (the "Registration Rights Agreement") attached hereto as Exhibit E, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. None of the registration rights contained in the Registration Rights Agreement are senior to the registration rights provided for in this Agreement.

     j. No Misrepresentation. No representation or warranty by the Company in this Agreement and no statements in the SEC Documents, as amended, nor any other document, statement, certificate or schedule furnished or to be furnished by or on behalf of the Company pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The Company has delivered true and complete copies of all documents requested by the Investors.

     k. Non-Exercise of Options and/or Warrants. The Company has received, or by the Closing Date will have received, fully executed and enforceable Agreements Not to Exercise Options and/or Warrants (in the form attached hereto as Exhibit_F) from each director and officer of the Company.

3. Representations and Warranties of Investors. Each Investor represents and warrants, severally and not jointly, to the Company that:

     a. Authorization. Such Investor has full power and authority to enter into this Agreement, and this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies, and except as indemnity provisions in the enforcement of Section_4 of this Agreement (relating to registration rights) may be limited by law.

     b. Purchase for Investment. Such Investor is purchasing the Units for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Units within the meaning of the 1933 Act. Such Investor has no present intention of selling or otherwise disposing of all or any portion of the Units.

     c. Access to Information. Such Investor has had an opportunity to ask questions of the Company's representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that such Investor has deemed necessary and appropriate as a prudent and knowledgeable investor in evaluating the risks of purchasing the Units. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section_3 of this Agreement or the rights of the Investors to rely thereon.

     d. Understanding of Risks. Such Investor is fully aware of: (i)_the highly speculative nature of the investment in the Units; (ii)_the financial hazards involved; (iii) the risk of loss of the investment if the Company is unable to finance its continuing operations; (iv)_the lack of liquidity of the Shares, the shares of Common Stock issuable upon conversion of the Shares, the Warrants and the Warrant Shares (collectively, the "Securities") and the restrictions on the transferability of the Securities (e.g., that such Investor may not be able to sell or dispose of the Securities or use them as collateral for loans); and
          (v)_the tax consequences of investment in the Units. The foregoing, however, does not limit or modify the representations and warranties of the Company in
          Section 3 of this Agreement and the rights of the Investors to rely thereon.

     e. Investor's Qualifications. Such Investor is an "accredited" investor as defined under Regulation_D under the 1933 Act. Such Investor is aware of the general business and financial circumstances of the Company and, by reason of such Investor's business or financial experience, such Investor is capable of evaluating the merits and risks of this investment and is financially capable of bearing a total loss of this investment.

     f. Compliance with Securities Laws. Such Investor understands and acknowledges that, in reliance upon the representations and warranties made by such Investor herein, the Securities are not being registered with the SEC under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or the Law or other applicable state securities laws which impose certain restrictions on such Investor's ability to transfer the Shares and the Warrant Shares.

     g. Restrictions on Transfer. Such Investor understands that such Investor may not transfer any of the Securities unless such Securities are registered under the 1933 Act or pursuant to an exemption from such registration and qualification requirements. Such
          Investor understands that only the Company may file a registration statement with the SEC. Such Investor has also been advised that exemptions from registration and qualification may not be available or may not permit such Investor to transfer all or any of the Securities in the amounts or at the times proposed by such Investor.

     h. Rule 144. In addition, such Investor has been advised that SEC Rule 144 ("Rule 144") promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities solely due to the holding periods required thereunder and, in any event, requires that the Securities be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Such Investor understands that Rule_144 may indefinitely restrict transfer of the Securities if such Investor is an "affiliate" of the Company and "current public information" about the Company (as defined in Rule 144) is not publicly available.

     i. Legends and Stop-Transfer Orders. Such Investor understands that certificates or other instruments representing any of the Securities acquired by such Investor may bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

          In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Securities, or if the Company transfers its own securities, it may make appropriate notations to the same effect in the Company's records. Any legend endorsed on a certificate pursuant to this Subsection (i) and the related stop transfer instructions with respect to such Securities shall be removed, and the Company shall issue a certificate or warrant without such legend to the holder thereof, if such Securities are registered under the 1933 Act and a prospectus meeting the requirements of
Section 10 of the 1933 Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the 1933 Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.

4.   Registration Rights.

     a.   Definitions.  For purposes of this Section 4:

          i. "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933
               Act, and the declaration or ordering of
               effectiveness of such registration statement.

          ii. "Registrable Securities" means (A) all shares of Common Stock issued or issuable upon conversion of the Preferred Stock (B) all shares of Common Stock issued or issuable pursuant to the exercise of the Warrants, (C) all shares of Common Stock issued to the Investors and their affiliates in January 1998 pursuant to the Company's rights offering, (D) all shares of Common Stock issued to the Investors upon the conversion of the New Notes and (E) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (A), (B), (C) or (D) above.

          iii. "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities to whom rights under this
               Section 4 (and/or, with respect to the rights of the Investors set forth in Section 5, under such
               Section 5) have been assigned in accordance with this Agreement.

     b. Shelf Registration. If the Company shall receive at any time during the period commencing on the date hereof and ending at 5:00 p.m. on March 18, 2001 from the Holders of at least twenty percent (20%) of the Registrable Securities a written request that the Company effect a registration with respect to the Registrable Securities owned by such Holder or Holders, the Company shall:

          i. within thirty (30) days of receipt of such written request, file a registration statement under the 1933 Act for and all such qualifications and registrations as may be so required and as would permit the sale and distribution of all of the Holders' Registrable Securities and thereafter shall use its best efforts to secure the effectiveness of such registration statement within sixty (60) days of such filing;

          ii. pay all expenses incurred in connection with any registration qualification and compliance requested hereunder, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company; and

          iii. use its best efforts to cause the registration statement to remain effective until the earlier of
               (A) the date ending three (3) years after the effective date of the registration statement filed pursuant to this Section 4(b), or (B) the date on which each Holder of Registrable Securities is able to sell all of such Holder's Registrable Securities in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144, provided that if the Company elects to terminate the effectiveness of the registration statement under (B), the Company shall prior to such termination provide each Holder an opinion of counsel, based on factual representations of the Holders, that such Holder is able to sell all of the Registrable Securities held by such Holder and its affiliates in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144.

     c. Obligations of the Company. Whenever required to effect the registration of Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:

          i. prepare and file with the SEC a registration statement with respect to such Registrable
               Securities and use its best efforts to cause such registration statement to become effective;

          ii. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

          iii. furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

          iv. use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          v. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

          vi. cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          vii. provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

        viii. notwithstanding anything else in this Section_4, if, at any time during which a prospectus is required to be delivered in connection with the sale of any Registrable Securities, the Company determines in good faith and in its reasonable judgment that such sale would require public disclosure by the Company of material non-public information that the Company deems it advisable not to disclose, or that a development has occurred or a condition exists as a result of which the registration statement or the prospectus filed as a part thereof contains a material misstatement or omission, the Company will immediately notify each Holder thereof by telephone and in writing. Upon receipt of such notification, Holder and its affiliates will immediately suspend all offers and sales of any Registrable Securities pursuant to the registration statement. In such event, the Company will amend or supplement the registration statement as promptly as practicable and will take such other steps as may be required to permit sales of the Registrable Securities thereunder by Holder and its affiliates in accordance with applicable federal and state securities laws. The Company will promptly notify Holder after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the registration statement and the prospectus (as so amended or supplemented). Notwithstanding the foregoing,
               (A)_under no circumstances shall the Company be entitled to exercise its right to suspend sales of any Registrable Securities pursuant to the registration statement more than two (2) times in any twelve-month period, (B)_the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty (30) calendar days and (C)_no Blackout Period may commence less than sixty (60) calendar days after the end of the preceding Blackout Period.

          Upon the commencement of a Blackout Period pursuant to this Section_4, Holder will immediately notify the Company of any contracts to sell any Registrable Securities (each a "Sales
Contract") that Holder or any of its affiliates has entered into prior to notification of the commencement of such Blackout Period and that would require delivery of such Registrable Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Registrable Securities pursuant to such Sales Contract. Upon receipt of such notice, the Company will immediately notify Holder of its election either
(i)_to terminate the Blackout Period and, as promptly as practicable, amend or supplement the registration statement or the prospectus filed as a part thereof in order to correct the material misstatement or omission and deliver to Holder copies of such amended or supplemented registration statement and prospectus or (ii)_to continue the Blackout Period in accordance with this paragraph. If the Company elects to continue the Blackout Period, and Holder or any of its affiliates is therefore unable to consummate the sale of Registrable Securities pursuant to the Sales Contract (such unsold Registrable Securities being hereinafter referred to herein as the "Unsold Securities"), the Company will promptly indemnify each Holder against any loss, claim or damage that each Holder may incur arising out of or in connection with Holder's breach or alleged breach of any such Sales Contract, and the Company shall reimburse each Holder for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such proceeding (collectively, the "Indemnification Amount");
provided, however, that each Holder shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between
(x)_the actual per share price received by Holder or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three (3) trading days of the end of the Blackout
Period) or the closing sale price of the Common Stock on the NASDAQ or other national securities exchange on which the Common
Stock is then listed on the third trading day after the end of the Blackout Period (if the Unsold Securities are not sold by Investor or any of its affiliates within three (3) trading days of the end of the Blackout Period), and (y)_the per share sale price for the Unsold Securities provided in the Sales Contract.

     d. Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 4 hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

     e. Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section_4.

     f.   Indemnification.  In the event any Registrable
          Securities are included in a registration statement under Section 4 hereof:

          i. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, shareholders, officers, directors, employees and agents of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

               (1)  any untrue statement or alleged untrue
                    statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (3) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, shareholder, officer, director, employee, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section_4(f)(i) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, shareholder, officer, director, underwriter or controlling person of such Holder.

          ii. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or shareholders or any person who controls such Holder within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer, shareholder or controlling person of such other Holder may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director, shareholder or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section_4(f)(ii) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section_4(f)(ii) in respect of any Violation will not exceed the lesser of (A)_the aggregate proceeds (net of discounts) received by such Holder upon the sale of the Shares or Warrant Shares and (B)_that proportion of aggregate losses, claims, damages, liabilities or expenses indemnified against which equals the proportion which the number of Registrable Securities being sold by such Holder bears to the total number of Securities being sold by the Company and all Holders.

          iii. Promptly after receipt by an indemnified party under this Section_4(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section_4(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party is materially prejudiced thereby, will relieve such indemnifying party of liability, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim.

          iv. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any losses, claims, damages or liabilities purchased shares, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) provided by the Company was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the purchased shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          v.   If the indemnification provided for in
               Sections_4(f)(i) or 4(f)(ii) hereof shall be unavailable to hold harmless an indemnified party in respect of any liability under the 1933 Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (v) by any Holder exceed the gross proceeds from the offering received by such indemnifying party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section_II(f) of the 1933
               Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          vi. The obligations of the Company and Holders under this Section_4(f) will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     g. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:

          i. make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times while the Company is reporting under the Exchange Act;

          ii. use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act (at any time it is subject to such reporting requirements); and

          iii. so long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule_144, and of the 1933 Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange Act).
5.   Covenants.

     a. Affirmative Covenants. The Company covenants and agrees that unless the Holders of a majority of Registrable Securities shall otherwise give their prior consent in writing (which consent any such Holder may at its sole discretion withhold):

          i. Authorized Shares. The Company's Board of Directors shall use its best efforts to obtain stockholder approval to increase the Company's authorized shares of Common Stock in a sufficient number at its next annual stockholder meeting to cover the issuance of the Warrant Shares and the Conversion Shares, the issuance of the Common Stock issuable upon the conversion of the New Notes, any issuances of shares of Common Stock upon the exercise, conversion or exchange of any options, warrants, securities or rights convertible or exchangeable for shares of Common Stock, any issuances of shares of Common Stock pursuant to any other rights, commitments or agreements of the Company and any shares reserved for issuance under the Company's stock plans as set forth on the Schedule of Exceptions. The Company shall, from and at all times after the Closing maintain a reserve of authorized shares sufficient to cover the conversion of the Preferred Stock and the exercise in full of the outstanding Warrants until the conversion of the Preferred Stock and the expiration or earlier exercise of the Warrants, respectively.

          ii. Exchange Act Filings. The Company shall continue to file with the SEC all reports and other filings required under the rules of the SEC and such documents shall comply in all material respects with the requirements of the Exchange Act or the 1933 Act, as applicable, as long as the Company continues to be subject to reporting requirements under Sections 13 or 15(d) of the Exchange Act.

          iii. Negative Covenants. The Company covenants and agrees that unless the Holders of a majority of the Registrable Securities shall otherwise give their prior consent in writing (which consent any such Holder may at its sole discretion withhold), the Company will not issue shares of Common Stock pursuant to the exercise of an option and/or warrant subject to an Agreement Not to Exercise
               Options and/or Warrants so long as such agreement is in effect.

6. Conditions to Obligations of the Investors. The obligation of each Investor to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by such Investor:

     a. Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it under this Agreement on or prior to the Closing Date.

     b. Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers, other then the Stockholder Approval, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     c. Compliance Certificate. The Company shall have delivered to the Investors a certificate, executed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (g) and (h) of this Section 6.

     d. Opinion of Company's Counsel. Investors shall have received from Brian Gillman, General Counsel to the Company, an opinion addressed to the Investors, dated the Closing Date in substantially the form attached hereto as Exhibit G.

     e. Agreement Not to Exercise Options and/or Warrants. Each director and officer of the Company shall have executed the Agreement Not to Exercise Options and/or Warrants, in the form attached hereto as Exhibit_F.

     f.   Registration Rights Agreement.  The Company and each
          Investor shall have entered into the Registration
          Rights Agreement in the form attached hereto as Exhibit
          E.

     g. Fairness Opinion. The Company shall have received from an independent third party satisfactory to the Investors an opinion stating that the transactions contemplated by this Agreement are fair to the stockholders of the Company.

     h.   Amendment of Restated Certificate.  The Board of
          Directors of the Company shall have approved an increase in the authorized Common Stock of the Company to 200,000,000 shares of Common Stock.

     i. Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation in the form attached hereto as Exhibit C.

     j. Note Exchange Agreement. The Company and the Investors shall have entered into the Note Exchange Agreement in substantially the form attached hereto as Exhibit H.

7. Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Shares to each Investor at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

     a. Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

     b. Consents and Waivers. The conditions set forth in subsections (b) and (g) of Section_6 hereof shall have been fulfilled.

     c. Note Exchange Agreement. The Company and the Investors shall have entered into the Note Exchange Agreement in substantially the form attached hereto as Exhibit H.

8.   Miscellaneous.

     a. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made among residents of, and wholly to be performed within, the State of California, without regard to principles of conflict of laws or choice of laws.

     b. Further Instruments. From time to time, each party hereto will execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     c. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     d. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be effective following the parties signatory hereto upon such counterpart signature by all initial parties hereto.

     e. Entire Agreement. This Agreement, including and incorporating the Schedule of Exceptions and all Exhibits attached hereto and referred to herein, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in its entirety any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

     f. Notices. All notices required to be given or delivered to the Company under the terms of this Agreement shall be deemed to have been given or made for all purposes
          (i) upon personal delivery, or (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, or (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Investor of in writing). Notices to the Investor shall be sent to the address of the Investor on the books of the Company (or at such other place as the Investor shall notify the Company of in writing).

     g. Finders' Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction other than described in this section. Each party agrees to indemnify and to hold the other parties hereto harmless from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is responsible.

     h. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and by Investors holding at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section_8(h) will be binding upon the Company, each Investor, and their permitted transferees and assignees.

     i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement to the extent unenforceable and the balance of such provisions, and of this Agreement, will be interpreted as if such provision or part hereof were so excluded and will be enforceable in accordance with its terms.

     j. Aggregation of Stock. All Securities held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     k. Expenses. The Company shall pay all of the costs and expenses that it incurs, and will pay the reasonable fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Investors, with respect to the negotiation, execution, delivery and performance of this Agreement, not to exceed $15,000.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


COMPANY

VANGUARD AIRLINES, INC.


By:
Title:
Address:


INVESTOR:

J.F. SHEA CO., INC., as nominee 1998-19


By:
Title:
Address:  655 Brea Canyon Road
Walnut, CA  91788-0489



THE HAMBRECHT 1980 REVOCABLE TRUST

By:
William Hambrecht
Address:  550 15th Street
          San Francisco, CA  94103

                                EXHIBIT A

                           SCHEDULE OF INVESTORS

Investor                      Number of Units     Purchase Price


J.F. Shea Co., Inc.,              151,200         $1,512,000.00
 as nominee 1998-19


The Hambrecht 1980                151,162         $1,511,620.00
  Revocable Trust

                            EXHIBIT B

                         FORM OF WARRANT

                            EXHIBIT C

                    CERTIFICATE OF DESIGNATION

                            EXHIBIT D

                      SCHEDULE OF EXCEPTIONS

                            EXHIBIT E

                  REGISTRATION RIGHTS AGREEMENT

                            EXHIBIT F

        AGREEMENT NOT TO EXERCISE OPTIONS AND/OR WARRANTS

                            EXHIBIT G

                         FORM OF OPINION

                            EXHIBIT H

                     NOTE EXCHANGE AGREEMENT